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EXHIBIT 10.26

                        AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment"), made as of this 1st day of October, 2003, by and between The Cronos Group, a societe anonyme holding organized and existing under the laws of Luxembourg (the "Company"), and Peter
J. Younger ("Younger"),



                              W I T N E S S E T H:
                               - - - - - - - - - -


WHEREAS, the Company and Younger are parties to the 2001 Amended and Restated Employment Agreement, dated as of December 1, 2001 (hereinafter, the "Employment Agreement"); and

WHEREAS, at the time the Company and Younger entered into the Employment Agreement, Younger resided in the United Kingdom; and

WHEREAS, on or about October 1, 2003 (the "Effective Date"), Younger and his family relocated to the San Francisco Bay Area; and

WHEREAS, the Company and Younger desire to amend the Employment Agreement to reflect Younger's relocation to the San Francisco Bay Area;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the Company and Younger agree, effective as of the Effective Date, as follows:

      7. Confirmation of 2003 Annual Salary. The Company and Younger hereby confirm that Younger's annual salary for the calendar year 2003 is Three Hundred Twenty-Four Thousand One Hundred Seventy-Six Dollars ($324,176).

      8. Amendment of Group/Executive Benefits Provision. Paragraph 6 of the Employment Agreement is hereby amended and restated to read in its entirety as follows:

      "6. GROUP/EXECUTIVE BENEFITS

            (a) Except as otherwise specifically provided herein, Younger and his family shall participate, on terms no less favorable than are provided to other executive officers of the Company, in any group and/or executive life, hospitalization or disability insurance plan, health program, pension, profit sharing, 401(k) and similar benefit plans (qualified, non-qualified and supplemental) that the Company sponsors for its officers or employees, and in other fringe benefits, including any automobile allowance or arrangement, club memberships and dues, and similar programs (collective referred to as the "Benefits"). All waiting periods for such plans shall be waived, except with respect to any pension plan where waiver of the applicable waiting period is not permitted. It is understood that participating on the "same terms" as other executive officers of the Company means the same rules and/or policies shall apply, recognizing that the result upon applying them can be affected by different credited years of service.

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EXHIBIT 10.26

            (b) Without limiting the generality of the foregoing provisions of this Section 6, the Company shall provide the following specific benefits to Younger:

                  (i) Tax Preparation and Planning. The Company will pay the fees for outside tax planning and tax return preparation services for Younger, by recognized experts in such fields, and any fees or expenses incurred by Younger in connection with any investigation or audit of such returns by any taxing authority; provided, however, that Younger's entitlement to reimbursement for his tax planning and tax return preparation shall terminate with the 2004 calendar year (with Younger entitled to reimbursement for the tax planning and tax return preparation fees and expenses (including those incurred in connection with any investigation or audit) he incurs for or attributable to calendar years ending on or prior to December 31, 2003).

                  (ii) Vacation. Younger shall be entitled to twenty-five (25) business days of vacation during each calendar year during the term of this Agreement and any extensions thereof, prorated for partial years. Younger may carry over to the subsequent year up to five (5) business days of vacation each year that he does not use.

                  (iii) Life Insurance. For the term of this Agreement and any extensions thereof, the Company shall, at its expense, procure and keep in effect life insurance on the life of Younger, payable to such beneficiaries as he may from time to time designate, in such amounts as called for by the Company's current policy with respect to the provision of life insurance to senior executives of the Company."

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EXHIBIT 10.26

      9. Amendment to Notice Provision. Paragraph 21 of the Employment Agreement is hereby amended and restated to read in its entirety as follows:

"21. NOTICES

            Any notice, demand or communication required or permitted to be given by any provision of this Agreement shall be deemed properly given if given in writing or by electronic mail and either delivered through a commercially recognized overnight delivery service or, if sent by electronic mail or telecopier, to the party or to an officer of the party to whom the same is directed, addressed as follows:

      (a)   If to Cronos, to:    The Cronos Group
                                 16, Allee Marconi
                                 Boite Postale 260
                                 L-2120 Luxembourg
                                 Attn: Chief Executive Officer

            With a copy to:      Cronos Capital Corp.
                                 One Front Street, Suite 925
                                 San Francisco, California  94111
                                 Attn:  President
                                 Fax: (415) 677-9196

      (b)   If to Younger, to:   Peter J. Younger
                                 One Front Street, Suite 925
                                 San Francisco, California  94111
                                 Fax: (415) 677-9196
                                 Email: pjy@cronos.com



            Any party identified above may change the address to which notices are to be given hereunder by giving notice to the other party in the manner herein provided."

      10. Continuance in Force of Employment Agreement. Other than as specifically amended hereby, the terms and provisions of the Employment Agreement shall remain in full force and effect. Younger shall be entitled to all group and executive benefits provided by the terms and provisions of the Employment Agreement, prior to the amendment thereof made hereby, for all periods prior to the Effective Date, including benefits granted or awarded subsequent to the Effective Date but attributable to periods prior to the Effective Date.

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EXHIBIT 10.26

IN WITNESS WHEREOF, the Company and Younger have executed this Amendment as of the date and year first above written.

                                    "COMPANY"

                                    THE CRONOS GROUP


                                    By:   /s/ DENNIS J TIETZ
                                          Dennis J. Tietz

                                    Its:  Chief Executive Officer

                                    "YOUNGER"

                                          /s/ PETER J YOUNGER
                                          Peter J. Younger


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